Exhibit 99.1

ABIOMED TO PROVIDE GUIDANCE FOR FISCAL YEAR OF 2010

•     Conference Call Scheduled For 8 a.m. ET Today

DANVERS, Mass. — May 18, 2009 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today announced its forecast for fiscal 2010 revenue growth to be in the range of 17% to 25% over fiscal year 2009, or approximately $86 million to $91 million.

As previously announced on May 12, 2009:

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Abiomed had fourth quarter of fiscal 2009 revenue of $19.6 million, up 12% compared to revenue of $17.5 million for the fourth quarter of fiscal 2008, and up 13% sequentially, compared to revenue of $17.3 million for the third quarter of fiscal 2009.

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Total revenue for the twelve months ended March 31, 2009, was $73.2 million, up 24% compared to revenue of $58.9 million for the full year fiscal 2008. Full year fiscal 2009 worldwide Impella revenue was $36.4 million, up 196% compared to Impella revenue of $12.3 million for the full year fiscal 2008.

•

The GAAP net loss was $8.5 million, or a loss of $0.23 per fully diluted share, compared to a GAAP net loss of $15.0 million, or a loss of $0.46 per fully diluted share during the fourth quarter of fiscal 2008. The full year fiscal 2009 GAAP net loss was $31.6 million, or a loss of $0.91 per fully diluted share, compared to a GAAP net loss of $40.9 million, or a loss of $1.26 per fully diluted share for the full year fiscal 2008.

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The non-GAAP net loss for the fourth quarter of fiscal 2008, after excluding stock-based compensation expense of $1.8 million, intangibles amortization expense of $0.4 million, was $6.3 million, or a loss of $0.17 per fully diluted share, compared to the non-GAAP net loss for the fourth quarter of fiscal 2008, after excluding stock-based compensation expense of $1.1 million, intangibles amortization of $0.4 million, and a non-cash charge of $5.6 million for the change in fair value of the Company’s note receivable from World Heart Corporation, which was $7.9 million, or a loss of $0.24 per fully diluted share. The non-GAAP net loss for the full fiscal year 2009, after excluding stock-based compensation expense of $8.8 million and intangibles amortization of $1.6 million, was $21.2 million, or a loss of $0.61 per fully diluted share, compared to the non-GAAP net loss for the full fiscal year 2008, after excluding stock-based compensation expense of $5.4 million, intangibles amortization of $1.6 million, a litigation settlement of $1.2 million, and a non-cash charge of $5.0 million for the change in the fair value of the Company’s note receivable from World Heart Corporation, which was $27.7 million, or a loss of $0.85 per fully diluted share.

•	Cash, cash equivalents plus short and long-term marketable securities totaled $60.9 million at March 31, 2009, compared to $63.8 million at December 31, 2008.

Abiomed’s unaudited condensed consolidated balance sheet as of March 31, 2009 and its unaudited condensed consolidated statement of operations for the three and twelve months ended March 31, 2009 are provided at the end of this press release.

Abiomed also announced today that it has elected to pay in shares of its common stock $3,833,333 of the $5,583,333 milestone payment owed to the former shareholders of Impella CardioSystems AG. This payment was triggered by FDA approval of the Impella 5.0 device, which was the final potential milestone payment under the related share purchase agreement for the acquisition of Impella. As a result, on May 15, 2009, Abiomed paid $1,750,000 in cash and issued approximately 664,612 shares of its common stock to the former Impella shareholders.

The Company will host a conference call today at 8 a.m. ET to discuss its fourth quarter of fiscal 2009 results and fiscal 2010 guidance. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.798.2864; the international number is 617.614.6206. The access participant code is 92860386. A replay of this conference call will be available beginning at 11 a.m. ET on May 18, 2009 through 11:59 p.m. ET on June 1, 2009. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 89776134.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock option expense, intangibles amortization, litigation expense, and non-cash charges related to the Company’s investment in WorldHeart. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock option and other stock based compensation expenses. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Public Relations Specialist

978-646-1553

ir@abiomed.com

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Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	March 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,785	$2,042
Short-term marketable securities	55,394	36,257
Accounts receivable, net	15,724	14,071
Inventories	14,777	17,428
Prepaid expenses and other current assets	809	1,705

Total current assets	88,489	71,503
Property and equipment, net	7,792	7,551
Intangible assets, net	4,359	6,921
Goodwill	31,295	31,563
Long-term marketable securities	3,721	—
Other assets	302	493

Total assets	$135,958	$118,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,550	$9,024
Accrued expenses	10,818	9,290
Deferred revenue	1,211	1,162

Total current liabilities	17,579	19,476
Long-term deferred tax liability	2,086	4,740
Other long-term liabilities	310	221

Total liabilities	19,975	24,437

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value Authorized - 1,000,000 shares; Issued and outstanding - none	—	—
Common stock, $.01 par value Authorized - 100,000,000 shares; Issued - 36,736,843 shares at March 31, 2009 and 32,779,404 shares at March 31, 2008; Outstanding - 36,685,889 shares at March 31, 2009 and 32,768,385 shares at March 31, 2008	367	328
Additional paid-in-capital	362,125	300,787
Accumulated deficit	(243,991)	(212,394)
Treasury stock at cost - 50,954 at March 31, 2009 and 11,019 shares at March 31, 2008	(827)	(116)
Accumulated other comprehensive (loss) income	(1,691)	4,989

Total stockholders’ equity	115,983	93,594

Total liabilities and stockholders’ equity	$135,958	$118,031

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Revenue:
Product	$19,384	$17,323	$72,512	$58,322
Funded research and development	199	184	698	619

Total Revenue	19,583	17,507	73,210	58,941

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,498	4,883	20,437	15,065
Research and development	7,131	6,686	25,328	24,917
Selling, general and administrative	14,718	14,419	55,357	52,658
Arbitration decision	—	—	—	1,206
Amortization of intangible assets	407	413	1,606	1,582

	27,754	26,401	102,728	95,428

Loss from operations	(8,171)	(8,894)	(29,518)	(36,487)

Other income and expense:
Investment (expense) income, net	104	(695)	(1,404)	1,625
Gain on sale of WorldHeart stock	0	—	313	—
Change in fair value of WorldHeart note receivable and warrant	—	(5,589)	—	(5,000)
Other expense, net	(235)	276	(236)	(541)

	(131)	(6,008)	(1,327)	(3,916)

Loss before provision for income taxes	(8,302)	(14,902)	(30,845)	(40,403)
Provision for income taxes	152	70	752	527

Net loss	$(8,454)	$(14,972)	$(31,597)	$(40,930)

Basic and diluted net loss per share	$(0.23)	$(0.46)	$(0.91)	$(1.26)
Weighted average shares outstanding	36,142	32,612	34,882	32,465